UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2021

Poshmark, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39848	27-4827617
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

203 Redwood Shores Parkway, 8th Floor Redwood City, California 94065

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (650) 262-4771

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	POSH	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On August 10, 2021, Poshmark, Inc. (the “Company”) issued a press release announcing its financial results for its second quarter ended June 30, 2021. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The information in Items 2.02 and 9.01 of this Current Report on Form 8-K and the exhibits attached hereto is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Interim CFO Appointment

On August 6, 2021, Kapil Agrawal was appointed as the Company’s interim Chief Financial Officer, effective as of August 13, 2021. Mr. Agrawal was appointed as interim Chief Financial Officer in connection with the resignation of Anan Kashyap, the Company’s Chief Financial Officer, as previously disclosed in the Company’s Current Report on Form 8-K filed with the SEC on June 7, 2021. Mr. Kashyap’s resignation will be effective on August 13, 2021. Mr. Agrawal will serve until such time as a permanent Chief Financial Officer is appointed, or until his earlier resignation or removal.

Mr. Agrawal, age 39, joined the Company in October 2016 and has served as Vice President of Finance since then. Prior to joining the Company, Mr. Agrawal served as Global Head of Pricing Strategy & Operations at Uber Technologies, Inc. from April 2015 until October 2016.

The selection of Mr. Agrawal as interim Chief Financial Officer was not pursuant to any arrangement or understanding with respect to any other person. There are no family relationships between Mr. Agrawal and any director or executive officer of the Company, and there are no transactions between Mr. Agrawal and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

There will be no changes in Mr. Agrawal’s compensation related to the appointment at this time. Mr. Agrawal’s existing employment agreement will be filed as an exhibit in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2021. Additionally, Mr. Agrawal will enter into a standard indemnification agreement with the Company in the form previously approved by the Company’s board of directors (the “Board”), which is filed as Exhibit 10.1 to the Company’s Annual Report on Form 10-K filed with the SEC on March 23, 2021.

Anan Kashyap’s Equity Award

On August 6, 2021, in connection with Mr. Kashyap agreeing to provide consulting services to the Company on an as-needed basis post his resignation as Chief Financial Officer, the Board determined that it would be appropriate to accelerate the vesting schedule with respect to 3,296 restricted stock units (the “RSUs”) and 1,666 options (the “Options”) previously granted to Mr. Kashyap. The RSUs and Options were originally expected to vest on September 1, 2021. Additionally, the Board determined that Mr. Kashyap shall have the right to exercise his vested options until the earlier of 12 months after his last date of employment or the expiration date of the options.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated August 10, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 10, 2021

POSHMARK, INC.

By:	/s/ Anan Kashyap
Anan Kashyap
Chief Financial Officer